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                                                                Exhibit 10.28

                      SECURED NON-RECOURSE PROMISSORY NOTE

                                                              January 14, 1999
$200,000.00                                             Worcester, Massachusetts

         FOR VALUE RECEIVED, Steven Rothschild (the "Maker"), promises to pay to Furniture.com, Inc. (f/k/a FurnitureSite, Inc.), or order, at the offices of Furniture.com, Inc. at 40 Jackson Street, Worcester, Massachusetts or at such other place as the holder of this Note may designate, the principal sum of $200,000, together with interest on the unpaid principal balance of this Note from time to time outstanding at the rate of 7.00% per year until paid in full. Principal and interest shall be paid, without demand, to the holder of this Note in a single payment on January 13, 2004.

         Interest on this Note shall be computed on the basis of a year of 365 days for the actual number of days elapsed. All payments by the Maker under this Note shall be in immediately available funds.

         Payment of this Note is secured by a security interest in certain property of the Maker (the "Collateral") pursuant to a pledge agreement of even date herewith between the Maker and Furniture.com, Inc. (the "Pledge Agreement").

         This Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any event of default under the Security Agreement.

         Notwithstanding anything in this Note to the contrary, the obligations hereunder are recourse only to the Collateral and, except as set forth in the following two sentences, the holder may only seek to have the obligations paid from the Collateral. There shall be no limitation on the recourse of the holder to proceed personally against the Maker with respect to any claims, costs or damages arising out of or in connection with fraud or material misrepresentations by the Maker (or by any of its representatives and agents), or the failure of any representation or warranty of the Maker hereunder or under the Pledge Agreement to be true in any material respect as of the date made or deemed made hereunder. The second sentence of this paragraph shall survive the payment in full of principal, interest and all other amounts payable hereunder.

         Upon the occurrence of an Event of Default, the holder shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the Commonwealth of Massachusetts or afforded by other applicable law.

         All payments by the Maker under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law. The Maker shall pay and save the holder harmless


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from all liabilities with respect to or resulting from any delay or omission to make any such deduction or withholding required by law.

         Whenever any amount is paid under this Note, all or part of the amount paid may be applied to principal, premium or interest in such order and manner as shall be determined by the holder in its discretion.

         No delay or omission on the part of the holder in exercising any right under this Note or the Security Agreement shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Maker and every indorser or guarantor of this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

         This Note may be prepaid in whole or in part at any time or from time to time upon 10 days' prior written notice with the consent of the holder, with the giving of such consent to be in the sole discretion of the holder. Any such prepayment shall be without premium or penalty.

         None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed on behalf of the holder expressly referring to this Note and setting forth the provision so excluded, modified or amended.

         All rights and obligations hereunder shall be governed by the laws of the Commonwealth of Massachusetts and this Note is executed as an instrument under seal.

ATTEST:

By:/s/ Richard Clark                                /s/ Steven Rothschild
   -----------------                                ---------------------------
                                                     Steven Rothschild

Title: CFO
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